UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

Navient Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13865 Sunrise Valley Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	NAVI	The Nasdaq Global Select Market
6% Senior Notes due December 15, 2043	JSM	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	None	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026, the Board of Directors (the “Board”) of Navient Corporation (the “Company”) approved certain changes to the Company’s leadership team to better align with the Company’s business strategy.

Effective January 7, 2026, Steve Hauber, age 51, the Company’s Executive Vice President and Chief Administrative Officer, will expand his responsibilities by assuming the title of Executive Vice President, Chief Financial Officer and Principal Accounting Officer.  In addition to his new responsibilities, Mr. Hauber will continue to be responsible for legal, internal audit, risk management and corporate compliance.  Mr. Hauber has been with the Company since 2003 and previously held senior leadership positions in risk management, compliance, and internal audit. Hauber holds a bachelor’s degree in business administration and a Master of Accounting degree from the University of North Carolina at Chapel Hill.

In addition, Troy Standish, the Company’s Executive Vice President and Chief Operating Officer, will expand his responsibilities by assuming additional responsibilities for the technology and human resources organizations.

As part of these changes, Joe Fisher is no longer serving as the Company’s Executive Vice President, Chief Financial Officer and Principal Accounting Officer, effective as of January 6, 2026, and will support the leadership transition activities before departing the Company during the first quarter.

In connection with Mr. Hauber’s appointment as Chief Financial Officer, he will receive an increase in base salary to $525,000 per year effective January 17, 2026.  In addition, the Company expects to grant Mr. Hauber a target annual bonus equal to 125% of his base salary, restricted stock units (“RSUs”) with a grant date fair value equal to $637,500 and performance stock units (“PSUs”) with a grant date fair value equal to $637,500, in the ordinary course as part of its annual grant practices.  The RSUs will vest in one-third increments on the first, second, and third anniversaries of the grant date, subject to the terms and conditions set forth in the form of RSU award agreement approved by the Company’s Compensation and Human Resources Committee (“Committee”).  The PSUs will vest based on performance conditions to be approved in connection with the Company’s 2026 Long-Term Incentive Program, subject to the terms and conditions set forth in the form of PSU award agreement approved by the Committee.

In connection with Mr. Standish’s expansion of responsibilities, he will receive an increase in base salary to $450,000 effective January 17, 2026.  In addition, the Company expects to grant Mr. Standish a target annual bonus equal to 125% of his base salary, RSUs with a grant date fair value equal to $450,000 and PSUs with a grant date fair value equal to $450,000, in the ordinary course as part of its annual grant practices.  The RSUs will vest in one-third increments on the first, second, and third anniversaries of the grant date, subject to the terms and conditions set forth in the form of RSU award agreement approved by the Committee.  The PSUs will vest based on performance conditions to be approved in connection with the Company’s 2026 Long-Term Incentive Program, subject to the terms and conditions set forth in the form of PSU award agreement approved by the Committee.

The Company issued a press release regarding the foregoing changes, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release, dated January 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

	By:	/s/ Matthew Sheldon
	Name:	Matthew Sheldon
	Title:	Senior Vice President & General Counsel

Date: January 8, 2026